Exhibit 32.2

Certification of Principal Financial Officer Pursuant to 18 U.S.C. Section 1350 as Adopted

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

Pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, I, Hab Siam, General Counsel of Altimeter Growth Corp. (the “Company”), hereby certify, that, to my knowledge:

1.

the Quarterly Report on Form 10-Q for the period ended September 30, 2021 (the “Report”) of the Company fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 10, 2021

/s/ Hab Siam
Hab Siam
General Counsel and Director
(Principal Financial Officer and Principal Accounting Officer)

30